UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 17, 2006
Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)	93111 (Zip Code)
Registrant’s telephone number, including area code: (805) 690-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The following information is being furnished under Items 1.01 and 5.02 of Form 8-K.
     Superconductor Technologies Inc. (the “Company”) issued a press release today announcing announced that Adam Shelton has joined the company as Vice President of Product Management and Marketing. The press release is attached to this filing as Exhibit 99, and the information therein is hereby incorporated by reference.
     The Company agreed in an offer letter to the following principal terms for Mr. Shelton’s employment:
•	Appointment to the position of Vice President of Product Management and Marketing.

•	A starting base salary of $240,000 per year.

•	A target bonus of up to 40% of his base salary under the Executive Incentive Plan based upon achievement of annual performance goals to be developed by the Chief Executive Officer and the Compensation Committee.

•	A stock option for 55,000 shares of common stock priced at fair market value subject to approval at the next meeting of the Compensation Committee.

•	A one-time signing bonus of $75,000 upon joining the Company. Mr. Shelton must repay bonus if he terminates his employment during the first 12 months.

•	Participation in the Company’s medical, vacation and other standard benefit plans.

•	The employment is “at-will” and may be terminated at any time by either party without notice or cause.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
99	Press Release dated April 17, 2006. (The press release may also be found on the Company’s website at www.suptech.com on the Investor Relations page.)

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: April 17, 2006	By:	/s/ William J. Buchanan
William J. Buchanan, Controller

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